UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): December 10, 2013

JUHL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54080	20-4947667
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1502 17th Street SE
Pipestone, MN 56164	56164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 777-4310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

JUHL ENERGY, INC.

Item 8.01     Other Events

On December 10, 2013, Juhl Energy, Inc. (“Juhl Energy”) was served with a civil complaint from Unison Co., Ltd. (“Plaintiff”) against Juhl Energy Development, Inc. (“JEDI”), Juhl Energy, Winona Wind Holdings, LLC (“WWH”), Winona County Wind, LLC (“WCW”), Daniel Juhl, John Mitola, John Brand, and others (the “Defendants”) in the U.S. District Court for the District of Minnesota (pending Case Number: 0:2013-cv-03342), which was filed with such court on December 5, 2013.

JEDI is a wholly-owned subsidiary of Juhl Energy. WWH is a wholly-owned subsidiary of Juhl Renewable Assets, Inc., which is a wholly-owned subsidiary of Juhl Energy, and WWH owns 100% of WCW, which operates the wind farm in Winona County, Minnesota. Both Daniel Juhl and John Mitola are officers and directors of Juhl Energy, while John Brand is an officer of Juhl Energy.

This lawsuit arises out of Defendant JEDI’s purchase of two wind turbine generators from Plaintiff. The wind turbine generators were installed at a community wind farm project in Winona County, Minnesota. Defendant JEDI financed the cost of the wind turbine generators by obtaining a $2,574,900 loan from Plaintiff. The terms of this loan were set out in a financing agreement between Defendant JEDI and Plaintiff dated as of April 14, 2010 (the “Financing Agreement”).

The complaint purports to state causes of action against Defendants for: (i) fraudulent inducement, (ii) breach of Financing Agreement: (iii) breach of the implied covenant of good faith and fair dealing (iv) tortious interference with contractual relationship; and (v) unjust enrichment.

Plaintiff is seeking the following: (i) awarding Plaintiff money damages against Defendants in amount in excess of $75,000 together with pre-judgment and post-judgment interest as allowable by law; (ii) awarding Plaintiff amounts by which Defendants were unjustly enriched; and (iii) awarding Plaintiff its attorney fees, costs and distributions by law or inequity. Further, Plaintiff is demanding a jury trial.

The Defendants dispute all allegations in the complaint and will appear and defend the action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 18, 2013	JUHL ENERGY, INC.

	By:	/s/ John Mitola
John Mitola
President

 3